Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports Second Quarter 2017 Financial Results
NEW YORK, N.Y. – August 1, 2017– Gramercy Property Trust (NYSE: GPT) today reported financial results for the second quarter of 2017.
Operating Results:

($ in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income to common shareholders	$6,514	$27,355	$14,082	$24,863
Net income per common share	$0.04	$0.19	$0.09	$0.17

FFO available to common shareholders and unitholders	$74,320	$82,550	$141,722	$144,616
FFO per common share	$0.49	$0.58	$0.96	$1.02

Core FFO available to common shareholders and unitholders	$74,241	$88,601	$146,695	$165,501
Core FFO per common share	$0.49	$0.62	$1.00	$1.16

AFFO available to common shareholders and unitholders	$65,889	$77,889	$133,956	$150,616
AFFO per common share	$0.44	$0.55	$0.91	$1.06
Second Quarter 2017 Highlights

•
Acquired ten properties in eight separate transactions for an aggregate purchase price of approximately $171.5 million with an initial cash capitalization rate of 7.1%. Also acquired land parcels for and began construction of two build-to-suits in Spartanburg and Phoenix for a total estimated investment of $49.1 million at a 7.6% expected capitalization rate upon delivery, expected in the fourth quarter of 2017 and first quarter of 2018, respectively.

•
Disposed of 11 properties for aggregate gross proceeds of $183.3 million. The weighted average remaining lease term for the occupied properties was 13.6 years at closing and the blended exit capitalization rate for the occupied properties was 5.1%.

•	In April 2017, raised net proceeds of $274.2 million through a public offering of 10.35 million common shares.

•
Revises 2017 full year guidance to a range of $2.05 to $2.10 per diluted share for Core FFO and a range of $1.90 to $1.95 per diluted share for AFFO. The updated guidance primarily reflects acquisition activity now expected in the second half of the year and dispositions which occurred earlier in the year.

•
Subsequent to quarter end, announced that Gramercy Property Europe plc (the “Fund”) completed the previously announced sale of 100% of the Fund’s assets. The transaction resulted in net distributions to the Company of €90.8 million ($103.8 million), inclusive of a promoted interest distribution of approximately €7.9 million ($9.0 million).

•	Subsequent to quarter end, declared a third quarter 2017 common share dividend of $0.375 per share.
Summary
NEW YORK, N.Y. – August 1, 2017– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $6.5 million, or $0.04 per diluted common share, for the three months ended June 30, 2017. For the second quarter of 2017, the Company generated NAREIT defined FFO of $74.3 million, or $0.49 per diluted common share. The Company also reported Core FFO of $74.2 million, or $0.49 per diluted common share during the quarter. The Company generated adjusted funds from operations, or AFFO, of $65.9 million, or $0.44 per diluted common share during the quarter. The Company had 151,889,880 common shares issued and outstanding as of June 30, 2017 and had 151,072,429 diluted weighted average common shares and units outstanding for its non-GAAP financial measure calculations for the three months ended June 30, 2017. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.

For the second quarter of 2017, the Company recognized total revenues of approximately $131.4 million, an increase of 1% over total revenues of $130.0 million reported in the prior quarter.
2017 full year guidance has been revised to a range of $2.05 to $2.10 per diluted share for Core FFO and a range of $1.90 to $1.95 per diluted share for AFFO. The updated guidance primarily reflects acquisition activity of industrial properties now expected in the second half of the year and dispositions of office properties which occurred earlier in the year.
As of June 30, 2017, the Company owned interests in 320 properties containing an aggregate of approximately 67.5 million rentable square feet with 97.7% occupancy and an ABR weighted average remaining lease term of 7.2 years.
Property Acquisitions
In the second quarter of 2017, the Company acquired ten industrial properties in Savannah, Baltimore, Austin, Inland Empire, Columbus, Miami, and North and South Carolina for a total purchase price of $171.5 million at a 7.1% cash capitalization rate. Also during the second quarter, the Company acquired land parcels for and began construction of two build-to-suits in Spartanburg and Phoenix for a total estimated investment of $49.1 million at a 7.6% expected capitalization rate upon delivery.
Acquisition volume for the second quarter, including estimated investments on build-to-suits, totals $220.6 million with an initial cash capitalization rate of 7.2%.
Subsequent to quarter end, the Company acquired two industrial properties and three covered land industrial parcels in North Carolina, Baltimore and Miami for a total purchase price of $145.9 million at a 6.4% cash capitalization rate. Currently, the Company has approximately $163.4 million in approved acquisitions under contract.
Second quarter 2017 property acquisitions are summarized in the chart below:

($ in millions, except per square feet)
Acq. Date	Location	MSA	Property Type	Rentable Square Feet	Purchase Price		Occupancy	Acq. Cash NOI	S/L NOI
4/24/2017	Savannah, GA	Savannah	Industrial	312,000	$22.3		100.0%	$1.4	$1.5
4/26/2017	Columbia, MD	Baltimore	Industrial	475,074	29.2		100.0%	2.7	2.8
5/5/2017	Austin, TX	Austin	Industrial	120,194	9.7		100.0%	0.7	0.8
5/5/2017	Fontana, CA	Inland Empire	Industrial	102,159	8.0		100.0%	0.5	0.6
6/22/2017	Columbus, OH	Columbus	Industrial	306,016	13.0		100.0%	0.9	0.9
6/23/2017	Medley, FL	Miami	Industrial	119,008	18.0		100.0%	1.2	1.4
6/26/2017	Fort Wayne, IN	Other	Industrial	400,000	24.6		100.0%	1.8	1.9
6/30/2017	North & South Carolina	Various	Industrial	658,592	46.7	[1]	76.1%	3.0	3.0
Totals				2,493,043	$171.5		93.7%	$12.2	$13.0
1. Reflects portfolio allocation adjustment of $0.6 million related to portfolio of three properties acquired in June 2017 and one property acquired in July 2017.
Build-to-suit activity during the quarter is summarized in the charts below:

($ in millions, except per square feet and acreage)
Location	Investment as of 6/30/17[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
New Capital Deployments
Spartanburg, SC	$13.9	$25.8	39.3	432,120	Q4 2017	$2.0	12.0
Phoenix, AZ	3.3	23.3	8.6	125,600	Q1 2018	1.8	12.0
Total	$17.2	$49.1	47.9	557,720		$3.7	12.0

Location	Investment as of 6/30/17[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Ongoing Projects
Chicago, IL2	$7.4	$62.8	12.8	227,043	Q3 2017	$3.7	25.0
Charleston, SC	13.0	31.2	25.8	240,800	Q3 2017	2.5	20.0
Total	$20.5	$94.0	38.6	467,843		$6.2	23.0
1. Investment includes costs accrued as of June 30, 2017.

2. Represents a build-to-suit under a forward purchase agreement, which will be closed and funded in Q3 2017.

Property Dispositions
During the quarter, the Company disposed of 11 assets for aggregate gross proceeds of $183.3 million at a 4.4% disposition cap rate on next twelve months cash NOI and a 6.7% capitalization rate on 2016 GAAP NOI. These aggregate gross disposition proceeds include $124.7 million from office and retail bank branch properties, including the sale of five office assets from the Company’s Gramercy Woods campus in Jacksonville, FL, as well as one office asset in Dallas, TX, one vacant industrial property in Minneapolis, MN and two industrial assets in Spartanburg, SC.
During the second quarter of 2017, the Company recorded net gains on disposals of $2.0 million for the 11 assets sold during the quarter. Net income includes impairments of real estate investments of $5.6 million related to office assets that the Company intends to sell, which is offset by the write off of below market lease liabilities of $4.3 million recorded as an increase to rental revenue. The impact of these transactions results in an increase to net income of $0.8 million, or $0.01 per diluted share, FFO and Core FFO of $4.3 million, or $0.03 per diluted share and no impact to AFFO.
Subsequent to quarter end, the Company disposed of three retail bank branches in Miami, FL, Bakersfield, CA and Summit, NJ, two office properties in San Diego, CA and Summit, NJ, and one vacant industrial property in Spartanburg for aggregate gross proceeds of $16.4 million at a 3.0% disposition cap rate on next twelve months cash NOI. Currently, the Company has approximately $67.8 million in dispositions under contract or under negotiation for sale.
Second quarter 2017 property dispositions are summarized in the chart below:

($ in millions, except per square feet)
Disp. Date	Location	MSA	Property Type	Rentable Square Feet	Sale Price	Disp. Cash NOI
4/6/2017	Torrance, CA	Los Angeles	Office	15,342	$2.7	$0.1
4/19/2017	Compton, CA	Los Angeles	Office	10,294	2.0	0.1
5/2/2017	Coppell, TX	Dallas	Office	182,700	42.4	0.2
5/10/2017	Rogers, MN	Minneapolis	Industrial	335,400	10.9	(0.7)
5/23/2017	Jacksonville, FL1	Jacksonville	Office	822,540	115.0	7.8
6/20/2017	Newport Beach, CA	Los Angeles	Office	21,509	5.0	0.2
6/29/2017	Spartanburg, SC	Charleston	Industrial	352,096	5.4	0.3
Totals				1,739,881	$183.3	$8.0

1.	Disposition represents Bank of America-occupied portion of Gramercy Woods.
European Joint Ventures
Subsequent to quarter end, the Company announced that the Fund completed the previously announced sale of 100% of the Fund’s assets. The transaction resulted in net distributions to the Company of €90.8 million ($103.8 million), inclusive of a promoted interest distribution of approximately €7.9 million ($9.0 million). Gains on asset sales and recognition of the promoted interest associated with the sale will be recognized in the Company’s third quarter 2017 financial statements.
Under the terms of the sale, Gramercy Europe (Jersey) Limited, the Company’s Jersey-based investment and asset management subsidiary, will continue to manage the assets for the buyer on a fixed-fee basis until July 2018.
Additionally, subsequent to quarter end, the Company disposed of one of its two remaining properties in the Goodman U.K. Joint Venture. The South Normanton, U.K. property was sold for £15.2 million, or an approximately 6.0% disposition capitalization rate. The remaining 187,000 square foot property in the Goodman U.K. Joint Venture is located in the Brackmills Industrial Estate in Northampton, U.K. and is currently being marketed for lease. Once leased, the Company anticipates marketing the property for sale.
During the second quarter of 2017, Gramercy Europe acquired three properties. Since inception, Gramercy Europe has acquired 38 properties for €810.0 million, which includes the properties previously part of the former Goodman Europe joint venture.
Leasing Activity
During the second quarter of 2017, the Company executed one new lease and three renewals aggregating approximately 892 thousand square feet for an average lease term of 8.2 years and a cash leasing spread of 10.2% over prior annual base rent ("ABR"), and a straight-line leasing spread of 19.5% over prior straight-line ABR.
Asset Management Revenue

In the second quarter of 2017, the Company recognized fee revenues of $1.6 million for property management, asset management, and administrative fees, as compared to $4.6 million for the prior quarter. The decrease in fees of approximately $3.0 million for the second quarter of 2017 is due to a reduction in fees from the KBS arrangement, which ended in the first quarter of 2017, offset with $0.2 million in fees from the Company's Strategic Office Partners joint venture.
Corporate
As of June 30, 2017, the Company maintained approximately $970.3 million of liquidity, as compared to approximately $784.5 million of liquidity reported at the end of the prior quarter. Liquidity includes $163.5 million of unrestricted cash as compared to approximately $56.3 million reported at the end of the prior quarter. During the quarter, the Company drew down $95.0 million and repaid $150.0 million previously drawn on the Senior Unsecured Revolving Credit Facility.  As of June 30, 2017, there were $71.0 million of borrowings outstanding under the revolving credit facility.
General and administrative (or "G&A"), expenses were $9.1 million for the quarter ended June 30, 2017 compared to $8.8 million in the prior quarter. G&A expenses included non-cash share-based compensation costs of approximately $2.1 million for the quarter ended June 30, 2017 and the prior quarter.
In April 2017, the Company completed an underwritten public offering of 10.35 million of its common shares, which included the exercise in full by the underwriters of their option to purchase an additional 1.35 million additional common shares. The common shares were issued at a public offering price of $27.60 per share and the net proceeds from the offering were approximately $274.2 million. The Company used the net proceeds from the offering to fund acquisitions and to repay outstanding borrowings, including borrowings under its revolving credit facility.
Dividends
In July, the Company paid a dividend of $0.375 per common share for the second quarter of 2017. The second quarter dividend was paid on July 14, 2017 to holders of record as of June 30, 2017.
The Company also paid a second quarter 2017 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on June 30, 2017 to preferred shareholders of record as of the close of business on June 20, 2017.
Subsequent to quarter end, the Company declared a third quarter 2017 common share dividend of $0.375 per share payable on October 16, 2017 to shareholders of record as of September 29, 2017.
Subsequent to quarter end, the Company also declared a third quarter 2017 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on October 2, 2017 to preferred shareholders of record as of the close of business on September 20, 2017.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Wednesday, August 2, at 11:00 AM EDT to discuss second quarter 2017 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing (844) 446-4569, or for international participants (213) 660-0984, using passcode 51191261. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 5:00 PM EDT, August 2, 2017 through midnight, August 16, 2017 by dialing (800) 585-8367, or for international participants (404) 537-3406, using the access code 51191261.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

 Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	June 30, 2017	December 31, 2016
Assets:
Real estate investments, at cost:
Land	$796,476	$805,264
Building and improvements	4,118,785	4,053,125
Less: accumulated depreciation	(259,826)	(201,525)
Total real estate investments, net	$4,655,435	$4,656,864
Cash and cash equivalents	163,509	67,529
Restricted cash	40,326	12,904
Investment in unconsolidated equity investments	114,880	101,807
Assets held for sale, net	14,741	—
Tenant and other receivables, net	65,976	72,795
Acquired lease assets, net of accumulated amortization of $174,792 and $133,710	563,231	618,680
Other assets	68,808	72,948
Total assets	$5,686,906	$5,603,527
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$70,955	$65,837
Exchangeable senior notes, net	110,154	108,832
Mortgage notes payable, net	495,404	558,642
Senior unsecured notes, net	496,584	496,464
Senior unsecured term loans	1,225,000	1,225,000
Total long-term debt, net	2,398,097	2,454,775
Accounts payable and accrued expenses	39,738	58,380
Dividends payable	57,597	53,074
Below market lease liabilities, net of accumulated amortization of $26,091 and $26,416	175,635	230,183
Liabilities related to assets held for sale	7,960	—
Other liabilities	43,748	46,081
Total liabilities	$2,722,775	$2,842,493
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	6,412	8,643
Equity:
Common shares, par value $0.01, 151,889,880 and 140,647,971 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,519	1,406
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at June 30, 2017 and December 31, 2016	84,394	84,394
Additional paid-in-capital	4,187,431	3,887,793
Accumulated other comprehensive loss	(1,655)	(4,128)
Accumulated deficit	(1,313,607)	(1,216,753)
Total shareholders' equity	$2,958,082	$2,752,712
Noncontrolling interest in other partnerships	(363)	(321)
Total equity	$2,957,719	$2,752,391
Total liabilities and equity	$5,686,906	$5,603,527

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Rental revenue	$108,261	$98,517	$211,543	$190,612
Third-party management fees	1,638	18,310	6,230	23,356
Operating expense reimbursements	19,628	21,905	39,996	44,487
Other income	1,838	693	3,590	1,515
Total revenues	$131,365	$139,425	$261,359	$259,970
Operating Expenses
Property operating expenses	23,219	23,510	46,405	47,679
Property management expenses	2,435	5,591	5,519	10,112
Depreciation and amortization	62,176	60,538	124,393	118,786
General and administrative expenses	9,100	8,005	17,856	15,727
Acquisition expenses	—	4,312	—	4,722
Total operating expenses	96,930	101,956	194,173	197,026
Operating Income	$34,435	$37,469	$67,186	$62,944
Other Expenses:
Interest expense	(23,239)	(16,909)	(46,295)	(38,862)
Net impairment recognized in earnings	—	—	(4,890)	—
Equity in net income (loss) of unconsolidated equity investments	248	(168)	154	(2,923)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	7,229	—	7,229
Gain (loss) on extinguishment of debt	268	(1,356)	60	(7,113)
Impairment of real estate investments	(5,580)	—	(18,351)	—
Income (loss) from continuing operations before provision for taxes	$6,132	$26,265	$(2,136)	$21,275
Provision for taxes	(147)	(2,700)	49	(3,403)
Income (loss) from continuing operations	$5,985	$23,565	$(2,087)	$17,872
Income (loss) from discontinued operations before gain on extinguishment of debt	(28)	58	(52)	2,768
Gain on extinguishment of debt	—	—	—	1,930
Income (loss) from discontinued operations	$(28)	$58	$(52)	$4,698
Income (loss) before net gain on disposals	5,957	23,623	(2,139)	22,570
Gain on sale of European unconsolidated equity investment interests held with a related party	—	5,341	—	5,341
Net gain on disposals	2,002	—	19,379	—
Net income	$7,959	$28,964	$17,240	$27,911
Net income (loss) attributable to noncontrolling interest	113	(51)	(41)	69
Net income attributable to Gramercy Property Trust	8,072	28,913	17,199	27,980
Preferred share dividends	(1,558)	(1,558)	(3,117)	(3,117)
Net income available to common shareholders	$6,514	$27,355	$14,082	$24,863
Basic earnings per share:
Net income from continuing operations, after preferred dividends	$0.04	$0.19	$0.09	$0.14
Net income (loss) from discontinued operations	—	—	$—	$0.03
Net income available to common shareholders	$0.04	$0.19	$0.09	$0.17
Diluted earnings per share:
Net income from continuing operations, after preferred dividends	$0.04	$0.19	$0.09	$0.14
Net income (loss) from discontinued operations	—	—	$—	$0.03
Net income available to common shareholders	$0.04	$0.19	$0.09	$0.17
Basic weighted average common shares outstanding	148,542,916	140,776,976	144,746,251	140,664,885
Diluted weighted average common shares outstanding	149,914,443	142,514,202	145,965,936	142,088,590

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$6,514	$27,355	$14,082	$24,863
Add:
Depreciation and amortization	62,176	60,538	124,393	118,786
FFO adjustments for unconsolidated equity investments	2,337	7,465	4,590	18,771
Net income (loss) attributable to noncontrolling interest	(113)	51	41	(69)
Net (income) loss from discontinued operations	28	(58)	52	(4,698)
Impairment of real estate investments	5,580	—	18,351	—
Less:
Non-real estate depreciation and amortization	(200)	(231)	(408)	(467)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	(7,229)	—	(7,229)
Gain on sale of European unconsolidated equity investment interests held with a related party	—	(5,341)	—	(5,341)
Net gain on disposals	(2,002)	—	(19,379)	—
Funds from operations attributable to common shareholders and unitholders	$74,320	$82,550	$141,722	$144,616
Add:
Acquisition costs	—	4,312	—	4,722
Core FFO adjustments for unconsolidated equity investments	—	2,798	—	6,921
Other-than-temporary impairments on retained bonds	—	—	4,890	—
Transaction costs	189	—	189	—
(Gain) loss on extinguishment of debt	(268)	1,356	(60)	5,183
Net income from discontinued operations related to properties	—	149	—	4,793
Mark-to-market on interest rate swaps	—	(2,564)	(46)	(734)
Core funds from operations attributable to common shareholders and unitholders	$74,241	$88,601	$146,695	$165,501
Add:
Non-cash share-based compensation expense	2,004	1,272	4,058	2,422
Amortization of market lease assets	2,797	3,682	5,705	7,676
Amortization of deferred financing costs and non-cash interest	1,367	78	2,207	195
Amortization of lease inducement costs	87	87	173	173
Non-real estate depreciation and amortization	200	231	408	467
Amortization of free rent received at property acquisition	236	417	540	756
Less:
AFFO adjustments for unconsolidated equity investments	(21)	(1,232)	(7)	(409)
Straight-lined rent	(7,458)	(5,955)	(14,718)	(12,716)
Amortization of market lease liabilities	(7,564)	(9,292)	(11,105)	(13,449)
Adjusted funds from operations attributable to common shareholders and unitholders	$65,889	$77,889	$133,956	$150,616
Funds from operations per share – basic	$0.50	$0.58	$0.98	$1.02
Funds from operations per share – diluted	$0.49	$0.58	$0.96	$1.02
Core funds from operations per share – basic	$0.50	$0.63	$1.01	$1.17
Core funds from operations per share – diluted	$0.49	$0.62	$1.00	$1.16
Adjusted funds from operations per share – basic	$0.44	$0.55	$0.92	$1.07
Adjusted funds from operations per share – diluted	$0.44	$0.55	$0.91	$1.06

Basic weighted average common shares outstanding – EPS	148,542,916	140,776,976	144,746,251	140,664,885
Weighted average partnership units held by noncontrolling interest	560,443	402,769	590,547	430,435
Weighted average common shares and units outstanding	149,103,359	141,179,745	145,336,798	141,095,320
Diluted weighted average common shares and common share equivalents outstanding – EPS	149,914,443	142,514,202	145,965,936	142,088,590
Weighted average partnership units held by noncontrolling interest	560,443	—	590,547	—
Weighted average share-based payment awards	597,543	—	594,460	—
Diluted weighted average common shares and units outstanding	151,072,429	142,514,202	147,150,943	142,088,590

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are Company defined measures. CORE FFO is presented excluding transaction costs, gain (loss) on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs and non-cash interest, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company's operating performances as they provide a meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.